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                                                                       EXHIBIT 5


                                 October 8, 1999

Union Pacific Corporation
1416 Dodge Street
Omaha, Nebraska 68179

         RE: Registration Statement on Form S-8

Ladies and Gentlemen:

         As Senior Corporate Counsel of Union Pacific Corporation, a Utah corporation (the "Company"), I am familiar with the registration under the Securities Act of 1933, as amended (the "Act"), of $25,000,000.00 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Executive Incentive Plan of Union Pacific Corporation and Subsidiaries (the "Plan") to executives of Union Pacific Corporation and its Subsidiaries.

         In connection therewith, I have participated in the preparation of the Registration Statement on Form S-8 relating to the registration under the Act of the above-mentioned Deferred Compensation Obligations, which is being filed this date with the Securities and Exchange Commission, and I am familiar with all corporate and shareholder proceedings taken to date in connection with the authorization and approval of the Plan.

         I have examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made such investigation of law as I have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. Unless otherwise defined herein, terms used herein shall have the same meanings as defined in the Plan.

         Based upon the foregoing, I am of the opinion that when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or general equity principles.

         I hereby consent to the reference made to me in the Registration Statement on Form S-8 filed the date hereof and to the filing of this opinion as
Exhibit 5 to such Registration Statement.


                                            Very truly yours,
                                            /s/ Ellen J. Curnes

EJC/MKA